Morgan Stanley Institutional Fund Trust  Limited Duration Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	American International Group 3.65% due
1/15/2014
Purchase/Trade Date:	11/30/2010
Offering Price of Shares: $99.969
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $745,000
Percentage of Offering Purchased by Fund: 0.149
Percentage of Fund's Total Assets: 0.37
Brokers: BofA Merrill Lynch, Barclays Capital, Citi, Morgan Stanley Purchased from: Banc of America
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Securities Purchased:	Commonwealth Edison Co. 1.625% due 1/15/2014
Purchase/Trade Date:	1/10/2011
Offering Price of Shares: $99.855
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund: 0.067
Percentage of Fund's Total Assets: 0.20
Brokers: Credit Suisse, JPMorgan, Morgan Stanley, Loop Capital Markets, Mizuho Securities USA Inc., Scotia Capital, RBC Capital Markets
Purchased from: CSFB
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Securities Purchased:	Ally Master Owner Trust Note A2 2.150% due
1/15/2016
Purchase/Trade Date:	1/13/2011
Offering Price of Shares: $99.999
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $700,000
Percentage of Offering Purchased by Fund: 0.093
Percentage of Fund's Total Assets: 0.36
Brokers: BofA Merrill Lynch, Credit Suisse, Deutsche Bank Securities, BMO Capital Markets, Morgan Stanley, RBC Capital Markets, Scotia Capital, Societe Generale
Purchased from: CSFB
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Securities Purchased:	HCP Inc. 2.700% due 2/1/2014
Purchase/Trade Date:	1/19/2011
Offering Price of Shares: $99.902
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $575,000
Percentage of Offering Purchased by Fund: 0.144
Percentage of Fund's Total Assets: 0.30
Brokers: BofA Merrill Lynch, UBS Investment Bank, Wells Fargo Securities, Citi, JPMorgan, Barclays Capital, Credit Agricole CIB, Credit Suisse, Deutsche Bank Securities, Goldman, Sachs & Co., Morgan Stanley, BNY Mellon Capital Markets, LLC, KeyBanc Capital Markets, PNC Capital Markets LLC, RBS, Scotia Capital, SunTrust Robinson Humphrey, US Bancorp, Moelis & Company
Purchased from: UBS Warburg
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Securities Purchased:	Fifth Third Bancorp 3.625% due 1/25/2016
Purchase/Trade Date:	1/20/2011
Offering Price of Shares: $99.882
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $395,000
Percentage of Offering Purchased by Fund: 0.040
Percentage of Fund's Total Assets: 0.20
Brokers: JPMorgan, Barclays Capital, Morgan Stanley, Fifth Third Securities Inc., UBS Investment Bank, CastleOak Securities, L.P. Purchased from: JPMorgan

Securities Purchased: ABN Amro Bank NV 3.000% due 1/31/2014
Purchase/Trade Date:	1/27/2011
Offering Price of Shares: $99.917
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $835,000
Percentage of Offering Purchased by Fund: 0.084
Percentage of Fund's Total Assets: 0.43
Brokers: Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated
Purchased from: Banc of America


Securities Purchased:	Marathon Petroleum Corp. 3.500% due 3/1/2016
Purchase/Trade Date:	1/27/2011
Offering Price of Shares: $99.992
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $1,070,000
Percentage of Offering Purchased by Fund: 0.143
Percentage of Fund's Total Assets: 0.55
Brokers: Morgan Stanley, BofA Merrill Lynch, Citi, JPMorgan, RBS, BNP Paribas, Deutsche Bank Securities, DnB NOR Markets, Fifth Third Securities, Inc., Mitsubishi UFJ Securities, PNC Capital Markets LLC, Scotia Capital, Societe Generale, SMBC Nikko, US Bancorp, BBVA Securities, Comerica Securities, The Williams Capital Growth, L.P. Purchased from: JPMorgan
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Securities Purchased:	McKesson Corp. 3.250% due 3/1/2016
Purchase/Trade Date:	2/23/2011
Offering Price of Shares: $99.661
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $730,000
Percentage of Offering Purchased by Fund: 0.122
Percentage of Fund's Total Assets:  0.38
Brokers: BofA Merrill Lynch, JPMorgan, Mitsubishi UFJ Securities, Rabo Securities USA, Inc., Scotia Capital, Wells Fargo Securities, Fifth Third Securities, Inc., PNC Capital Markets LLC
Purchased from: JPMorgan
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Securities Purchased:	World Omni Receivables Trust 2011 A3 1.110%
due 5/15/2015
Purchase/Trade Date:	3/2/2011
Offering Price of Shares: $99.997
Total Amount of Offering: $213,000,000
Amount Purchased by Fund: $875,000
Percentage of Offering Purchased by Fund: 0.411
Percentage of Fund's Total Assets:  0.46
Brokers: BofA Merrill Lynch, JPMorgan, Wells Fargo Securities, Barclays
 Capital, Deutsche Bank Securities, Mitsubishi UFJ Securities
Purchased from: Banc of America
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Securities Purchased:	Best Buy Co. Inc. 3.750% due 3/15/2016
Purchase/Trade Date:	3/8/2011
Offering Price of Shares: $99.606
Total Amount of Offering: $350,000,000
Amount Purchased by Fund: $720,000
Percentage of Offering Purchased by Fund: 0.206
Percentage of Fund's Total Assets: 0.38
Brokers: BofA Merrill Lynch, Credit Suisse, JPMorgan, UBS Investment Bank, Citi, Wells Fargo Securities, Fifth Third Securities Inc., Standard Chartered Bank, Goldman, Sachs & Co., HSBC, Mitsubishi UFJ Securities, RBC Capital Markets, Scotia Capital, US Bancorp, Barclays Capital, BBVA Securities, Deutsche Bank Securities, Morgan Stanley,
RBS
Purchased from: Credit Suisse Securities
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Securities Purchased:	Quest Diagnostics Inc. 3.200% due 4/1/2016
Purchase/Trade Date:	3/21/2011
Offering Price of Shares: $99.907
Total Amount of Offering: $300,000,000
Amount Purchased by Fund: $925,000
Percentage of Offering Purchased by Fund: 0.308
Percentage of Fund's Total Assets: 0.49
Brokers: Morgan Stanley, Goldman, Sachs & Co., RBS, JPMorgan, Wells Fargo Securities, Credit Agricole CIB, BofA Merrill Lynch, Mitsubishi UFJ Securities
Purchased from: Royal Bank of Scotland
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